UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2023

Kalera Public Limited Company

(Exact name of registrant as specified in its charter)

Republic of Ireland	001-41439	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kalera Public Limited Company

7455 Emerald Dunes Dr., Suite 2100

Orlando, FL, 32822

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +1 407 559 5536

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.0001 par value	KAL	The Nasdaq Stock Market LLC

Warrants, each whole warrant exercisable for one Ordinary Share for $1,150.00 per share	KALWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03	Bankruptcy or Receivership

On April 4, 2023, Kalera, Inc. (“Kalera” or the “Debtor”) an indirect wholly owned subsidiary of Kalera Public Limited Company (“Kalera PLC” or the “Company”) filed a voluntary petition (the “Chapter 11 Case”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Chapter 11 Case is being administered under the caption In re Kalera, Inc., Case No. 23-90290, Kalera will continue to operate its business as “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. To assure ordinary course operations, Kalera is seeking approval from the Bankruptcy Court of a variety of “first day” motions, including authority to maintain bank accounts, debtor in possession financing and other customary relief.

Cautionary Statements

Kalera is our main operating subsidiary. We caution our equity holders that trading in our securities during the pendency of the Chapter 11 Case will be highly speculative and will pose additional, substantial risks in addition to the various risks that we have previously disclosed in our press releases, registration statements filed under the Securities Act of 1933, as amended, and periodic reports and schedules filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Trading prices for our equity securities are not expected to bear any substantive relationship to any recovery that Kalera PLC may obtain in the Chapter 11 Case. There is no assurance the Company will be able to continue operations for the foreseeable future or realize assets and discharge liabilities. Accordingly, we urge extreme caution with respect to existing and future investments in our equity or debt securities.

A plan of reorganization, sale of assets, or liquidation of Kalera will likely result (i) in our receiving little or no distribution in respect of our interest in Kalera, and (ii) in the cancellation of our existing equity interest in Kalera. If certain requirements of the Bankruptcy Code are met, a Chapter 11 plan of reorganization could be confirmed notwithstanding its rejection by Kalera PLC, as the equity holder of Kalera, and notwithstanding the fact that Kalera PLC does not receive or retain any property on account of its equity interest under such plan.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On April 14, 2022, Kalera entered into a Loan and Security Agreement (“Loan Agreement”) with Farm Credit of Central Florida, ACA (“Farm Credit”), under which Farm Credit agreed to make (i) revolving loans in an aggregate principal amount of up to $10 million and (ii) one or more term loans in an aggregate principal amount up to $20 million (collectively the “Loans”). On March 21, 2023, Farm Credit informed Kalera that as of the close of business on March 17, 2023, Farm Credit had sold its interest under the Loan Agreement to Sandton Credit Solutions Master Fund V, L.P. (“Sandton”).

The commencement of the Chapter 11 Case constituted an Event of Default that accelerates Kalera’s obligations under the Loan Agreement. The Loan Agreement provides that upon the Chapter 11 Case filing the unpaid principal and interest due under the Loan Agreement are automatically due and payable. However, any efforts to enforce such payment obligations under the Loan Agreement are automatically stayed as a result of the Chapter 11 Case filing, and the creditors’ rights of enforcement in respect of the Loan Agreement are subject to the applicable provisions of the Bankruptcy Code.

On April 4, 2023, Sandton (in such capacity, the “DIP Provider”) has agreed to provide to the Debtor debtor-in-position financing, pursuant to which, and subject to the satisfaction of certain customary conditions, including the approval of the Bankruptcy Court (which has not been obtained at this time), the DIP Provider agreed to provide loans in an aggregate principal amount of $5.1 million.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of March 29, 2023, Jim Leighton’s employment with the Company as President and Chief Executive Officer ended, so that Mr. Leighton could pursue other opportunities. Mr. Leighton also resigned as a member of the Company’s Board of Directors.

The Company has appointed Mark Shapiro, Senior Managing Director at B. Riley Advisory Services, as Chief Restructuring Officer. Mr. Shapiro will oversee the business and its restructuring process, working to execute on the Company’s business strategy and conduct a value-maximizing sale process. Mr. Shapiro brings deep experience in managing complex financial and operational restructurings, including providing interim management services to preserve and maximize value.

Item 7.01	Regulation FD Disclosure.

On April 4, 2023, the Company issued a press release announcing the filing of the Chapter 11 Case. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The press release furnished as Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. The press release furnished as Exhibit 99.1 to this Current Report on Form 8-K shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

Kalera also announced that it has retained the law firm Baker & Hostetler LLP, as legal advisor, and B. Riley Advisory Services, as financial advisor, to assist in the Chapter 11 Case filing, its restructuring and review of all available strategic alternatives. In light of this ongoing review and the Chapter 11 Case filing, the Company was not able to file its Annual Report on Form 10-K for the year ended December 31, 2022 by March 31, 2022. At the present time the Company does not have an estimate of when such filing will be made.

Forward-Looking Statements

This Current Report on Form 8-K release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements concerning the outcome of Kalera’s Chapter 11 Case filing. Any forward-looking statements in this Current Report on Form 8-K are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Additional risks and uncertainties include, but are not limited to: Kalera’s Chapter 11 Case strategy; risks and uncertainties associated with Chapter 11 Case proceedings generally; the negative impacts on Kalera’s business as a result of filing for and operating under Chapter 11 Case protection; the time, terms and ability to confirm a Chapter 11 Case plan of reorganization for Kalera ; the adequacy of the capital resources and liquidity for the Company; the unpredictability of the Company’s financial results while Kalera is in Chapter 11 Case proceedings; Kalera’s ability to discharge claims in Chapter 11 Case proceedings; negotiations with the holders of Kalera’s indebtedness and its trade creditors and other significant creditors; and risks associated with the Company’s ability to identify and consummate financing and strategic alternatives that yield additional value for shareholders. For a discussion of other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, as well as discussions of potential risks, uncertainties and other important factors in the Company’s subsequent filings with the Securities and Exchange Commission. All information in this Current Report on Form 8-K is as of the date of the release, and the Company undertakes no duty to update this information unless required by law.

Exhibit	Description of Exhibit

99.1	Press Release, dated April 4, 2023 furnished with this Current Report
104	Cover Page Interactive Data Fie (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALERA PUBLIC LIMITED COMPANY
Dated April 4, 2023
	By:	/s/ Fernando Cornejo
	Name:	Fernando Cornejo
	Title:	Chief Financial Officer